Exhibit 99.1

PRESS ANNOUNCEMENT

Investor Relations Contact:	Media Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com

Progress Software Announces Executive Leadership Changes

BEDFORD, MA, March 28, 2012 — Progress Software Corporation (NASDAQ: PRGS), a leading software provider that enables enterprises to be operationally responsive, announced today the appointment of Andy Zupsic as the global head of field operations. He is scheduled to start on April 2, 2012.

In this capacity, Zupsic will be responsible for all company-wide sales, services and partners. Zupsic joins Progress from Juniper Networks, where most recently he served as the Senior Vice President, Americas Enterprise Sales Group. A member of Juniper’s executive staff, Zupsic led both the direct and indirect distribution channels enterprise sales organization throughout the U.S., Canada and Latin America.

“After an exhaustive search, I am very pleased to welcome Andy Zupsic to Progress,” said Jay Bhatt, president and chief executive officer at Progress Software. “Andy has extensive experience in the software industry on the sales side, including lengthy domestic and international stints at Microsoft and IBM.”

Progress also announced that Charles F. Wagner, Jr., chief financial officer, will leave the company effective immediately. In the interim until a new Chief Financial Officer is appointed, Mr. Bhatt will assume Mr. Wagner’s responsibilities as Chief Financial Officer. The Company noted that Wagner’s departure is not based on any disagreement on any matter relating to the Company’s accounting practices or financial statements. The Company has engaged a global executive search firm to assist in the Chief Financial Officer search.

“We appreciate Charlie’s work over the past 18 months, and we wish him the best in his future endeavors,” stated Jay Bhatt.

Important Shareholder Information

Progress Software will hold its Annual Meeting of Shareholders on May 31, 2012 at 9:00 a.m. Eastern. The company plans to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with its 2012 Annual Meeting of Shareholders. The proxy statement will contain important information about the company, the Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and security holders free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, filings of the company with the Securities and Exchange Commission, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the company by directing a request to the company at 14 Oak Park, Bedford, Massachusetts 01730, c/o Corporate Secretary.

The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the company in connection with the Annual Meeting. Information regarding the company’s directors and executive officers is contained in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on January 30, 2012 and definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2011. Additional information regarding the interests of those participants in the solicitation of proxies may be obtained by reading the proxy statement for the Annual Meeting when it becomes available.

About Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur – to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment – all supporting on-premises and SaaS/Cloud deployments. Progress Software maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademark of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.